Exhibit 10.1

National Financial Partners Corp.

Common Stock, par value $0.10 per share

Underwriting Agreement

January 17, 2007

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

As representatives of the several underwriters

named in Schedule I hereto (the “Underwriters”),

Ladies and Gentlemen:

The stockholders of National Financial Partners Corp., a Delaware corporation (the “Company”), named in Schedule II hereto (the “Selling Stockholders”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,608,849 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 241,256 additional shares (the “Optional Shares”) of Common Stock, par value $0.10 per share, of the Company (the “Stock”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

It is understood and agreed that Goldman, Sachs & Co. and Banc of America Securities LLC (the “Representatives”) are joint book-running managers for the offering of the Shares contemplated hereby and any determinations or other actions to be made under this Agreement by the Representatives shall require the concurrence of each of the Representatives.

1. (a) The Company represents and warrants to, and agrees with, the Underwriters that:

(i) An automatic shelf registration statement on Form S-3 (File No. 333-134915), including the preliminary prospectus or prospectuses relating to the registration of certain securities described therein, including the Shares (such registration statement, including the amendments thereto that relate to the Shares, the exhibits and any schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the “Act”), at the time it became effective and including the Rule 430B Information (as defined below) is herein called the “Registration Statement”; no stop order suspending the effectiveness of the Registration

Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the Base Prospectus (as defined herein) as amended and supplemented by any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”);

(ii) The Company will file with the Commission pursuant to Rule 430B (“Rule 430B”) and paragraph (b) of Rule 424 (“Rule 424(b)”) under the Act a supplement or supplements to the form of prospectus included in the Registration Statement relating to the Shares and the plan of distribution for the Shares (the information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B is referred to as “Rule 430B Information”; the prospectus in the form in which it currently appears in the Registration Statement is hereinafter called the “Base Prospectus,” and such supplemented form of prospectus relating to the Shares, in the form in which it shall first be filed with the Commission pursuant to Rule 424(b) under the Act (including the Base Prospectus as so supplemented), is hereinafter called the “Prospectus”; “free writing prospectus” means a free writing prospectus, if any, as defined under Rule 405 under the Act that constitutes an offer to sell or a solicitation of an offer to buy the Shares; “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 under the Act; the “Applicable Time of Sale” is 7:00 a.m. New York time on the next business day following the date of this Agreement; and “Time of Sale Prospectus” means (i) the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time of Sale and (ii) the Issuer Free Writing Prospectuses, if any, each identified in Schedule IV(a) hereto, all considered together; and any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise deemed under the Act to be a part of or included therein; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus, the Base Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference or otherwise deemed under the Act to be a part of or included therein);

(iii) No order preventing or suspending the use of any Preliminary Prospectus and the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(iv) The Registration Statement and any Preliminary Prospectus conform, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use therein;

(v) The Time of Sale Prospectus did not, at the Applicable Time of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use therein;

(vi) Each Issuer Free Writing Prospectus listed on Schedule IV(b) hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus. Each such Issuer Free Writing Prospectus, when considered together with the Time of Sale Prospectus as of the Applicable Time of Sale, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein or by a Selling Stockholder expressly for use therein;

(vii)(A) (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(viii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Registration Statement, Time of Sale Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, Time of Sale Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for the vesting or exercise of restricted stock units or options pursuant to equity incentive, compensation or benefit plans in existence on the date of this Agreement and described in the Time of Sale Prospectus, the repurchase of shares of common stock from Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, “Apollo”) by the Company as described in the Time of Sale Prospectus, and the Company’s offering of convertible senior notes and use of proceeds from such offering to pay a portion of its indebtedness outstanding under its credit facility as described in the time of Sale Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus;

(ix) The Company and the subsidiaries of the Company set forth on Schedule III hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as would not have a material adverse effect on the current or future general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(x) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each

Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing (to the extent such concept exists) under the laws of its jurisdiction of incorporation or organization, as the case may be;

(xi) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Time of Sale Prospectus and the Prospectus; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except for those related to the Credit Agreement, dated as of August 22, 2006, as amended as of January 16, 2007, among the Company, as Borrower, the several lenders from time to time parties thereto, and Bank of America, N.A., as Administrative Agent);

(xii) The unissued Shares to be issued by the Company to certain of the Selling Stockholders upon the exercise of their respective stock options and sold by the Selling Stockholders to the Underwriters hereunder prior to the applicable Time of Delivery pursuant to the terms of each such Selling Stockholder’s applicable Option Exercise Notice (as defined in Section 1(b)(viii) hereof), hereinafter referred to as the “Stockholder Option Shares,” have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Time of Sale Prospectus and the Prospectus;

(xiii) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties except, in the case of clauses (i) and (iii), for such breaches, violations or defaults that would not result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities (including insurance securities) or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xiv) Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xv) The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Important United States Federal Tax Considerations For Non-United States Holders,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xvi) Other than as set forth in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvii) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses;

(xviii) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged, except where the failure to be so insured would not have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has any reason to believe that any of them will not be able to (i) renew its existing insurance coverage as and when such coverage expires except where the failure to renew would not have a Material Adverse Effect, or (ii) to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xix) The Company and its Subsidiaries own, possess, have other rights to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own, possess or have other rights to use, or be able to acquire, such Intellectual Property would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, which infringement, conflict, invalidity or inadequacy, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;

(xx) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xxi) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(xxii) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxiii) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and are effective to perform the functions for which they were established;

(xxiv) There has been no change in the Company’s internal control over financial reporting since September 30, 2006 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and, since December 31, 2005, the audit committee of the board of directors of the Company has been advised by the Company of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(xxv) The consolidated financial statements, together with related schedules and notes, included in the Registration Statement, Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data of the Company set forth in the Registration Statement, Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly, in all material respects, the information stated therein and have been derived from the books and records of the Company, and such other financial information and data have been prepared on a basis consistent with such financial statements;

(xxvi) PricewaterhouseCoopers LLP (“PWC”), which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States);

(xxvii) Each subsidiary of the Company which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a “Broker-Dealer Subsidiary” and an “Investment Advisor Subsidiary”) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, except where the failure to be so licensed or registered would not have a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, except where the failure to have such approvals would not have a Material Adverse Effect; except as otherwise provided in the Time of Sale Prospectus and the Prospectus, none of the Broker-Dealer Subsidiaries or

Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary and have not been obtained, in any case where it could be reasonably expected that the Broker-Dealer Subsidiary will be unable to obtain such additional approvals and the failure to obtain any such additional approvals would require such Subsidiary to cease or otherwise materially limit the conduct of its business; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction that are applicable to such Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; and

(xxviii) There are no contracts or documents required to be described or referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney, the Custody Agreement and the Option Exercise Notice, if applicable, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney, the Custody Agreement and the Option Exercise Notice, if applicable, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney, the Custody Agreement and the Option Exercise Notice, if applicable, and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the constituent documents of such Selling Stockholder if such Selling Stockholder is a corporation or other entity, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii) Such Selling Stockholder is, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will be, except with respect to the registered ownership of such Shares at such times as the Custodian is the registered owner, the sole registered and beneficial owner of the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares as directed by the Underwriters, to a nominee designated by The Depository Trust Company (“DTC”) and payment therefor pursuant hereto, (a) DTC will be a “protected purchaser” (as defined under Section 8-303 of the Uniform Commercial Code of Delaware (the “Delaware UCC”)) provided that it has no “notice” of an adverse claim within the meaning of Section 8-105 of the Delaware UCC, (b) the respective Underwriters, upon the crediting of such Shares on the records of DTC to securities accounts of the respective Underwriters, will acquire a security entitlement in respect of such Shares under Section 8-501 of the Uniform Commercial Code of New York (the “New York UCC”) and (c) no action based on an adverse claim to such security entitlement may be asserted against the respective Underwriters provided that they have no “notice” of such adverse claim within the meaning of Section 8-105 of the New York UCC;

(iv) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to stock-based compensation or incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (ii) or as otherwise provided in the lock-up agreement entered into between such Selling Stockholder and the Underwriters, (iii) the sale by Apollo of shares of common stock to the Company as described in the Time of Sale Prospectus, (iv) to or among such Selling Stockholder’s spouse children, grandchildren, or other living descendants, or to a trust or family partnership of which there are no principal (i.e. corpus) beneficiaries or partners other than the grantor or one or more of such Selling Stockholder, the Selling Stockholder’s spouse or described relatives and, provided, in the case of a trust, that existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust’s assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership’s assets without court approval and the partnership is not permitted to (x) distribute assets to persons who are not among the relatives listed above or (y) have partners who are not among the relatives listed above, (v) to a legal or personal representative of such Selling Stockholder in the event of the Selling Stockholder’s death or inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to be long-continued and of indefinite duration, (vi) pursuant to a qualified domestic relations order, (vii) to a management company or manager of a subsidiary of the Company, to any

Affiliate thereof, or to any Principal (as such term is defined in the management agreement between such Selling Stockholder and the Company, if any) or other employee of such a management company, (viii) in the event of the death of the Selling Stockholder, upon a determination by the board of directors of the Company that the provisions of this Section 1(b)(iv) result in undue hardship including, without limitation, because of an obligation to pay estate taxes, subject to such terms and conditions as are determined by the board of directors of the Company and (ix) upon a waiver of the provisions of this Section 1(b)(iv) by the board of directors of the Company in connection with any business combination, restructuring, recapitalization or other extraordinary transaction that has been approved by a majority of the board of directors of the company), without your prior written consent; provided, however, that in the case of such a transfer or any other transfer contemplated by clause (iv), (v), (vi), or (vii) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this subsection, and there shall be no further transfer of such capital stock except in accordance with this subsection, and provided further that any such transfer shall not involve a disposition for value;

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus, Time of Sale Prospectus and Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus, Time of Sale Prospectus, Registration Statement, Prospectus and any further amendments or supplements thereto or Issuer Free Writing Prospectus, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) All of the Shares to be sold by such Selling Stockholder hereunder have been transferred or, in the case of the Stockholder Option Shares, will be transferred prior to the Time of Delivery of such Shares, for registration in the name of Mellon Investor Services LLC, as Custodian (the “Custodian”) under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to the Custodian, and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in footnote (a) in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the Custodian to instruct the transfer agent of the Company to transfer the registered ownership of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement, and if such Selling Stockholder is selling Shares hereunder pursuant to the cashless exercise of options to purchase shares of Stock (“Stock Options”), such Selling Stockholder has duly executed and delivered an Option Exercise Consent Agreement in respect of such Stock Options and has (i) duly executed and delivered, (ii) completed by Internet or (iii) completed by telephone election method a Stockholder Secondary Offering Participation Election Form, each in the form heretofore furnished to you, (collectively, the “Option Exercise Notice”), providing for, among other things, the exercise of certain of such Selling Stockholder’s Stock Options and the issuance of such Selling Stockholder’s Stockholder Option Shares;

(ix) The Shares to be sold by such Selling Stockholder hereunder were registered in the name of the Custodian under the Custody Agreement or, in the case of such Selling Stockholder’s Stockholder Option Shares, will be registered prior to the Time of Delivery of such Shares, and are (or will be, as applicable) subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder under the Custody Agreement and the Option Exercise Notice, if applicable, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are irrevocable; the obligations of the Selling Stockholders hereunder will not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares will be transferred by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney and the Option Exercise Notice, if applicable, will be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, the Company or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

(x) Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (dd) of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”), any member firm of the NASD.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders, (excluding Apollo) agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of such Selling Stockholders, at a purchase price per share of $45.52, the number of Firm Shares (to be adjusted by the Representatives to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by such Selling Stockholders (excluding Apollo) as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter in Schedule I(a) hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder (excluding Apollo) and (b) Apollo agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Apollo, at a purchase price per share of $42.22, the number of Firm Shares (to be adjusted by the Representatives to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by Apollo as set forth opposite its name in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter in Schedule I(b) hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from Apollo. In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per shares set forth in clauses (a) and (b) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I(a) and I(b) hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 241,256 Optional Shares, at the purchase price per share set forth in the paragraph above. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto initially with respect to the Optional Shares to be sold by the Selling Stockholders in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Time of Sale Prospectus and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Attorneys-in-Fact for the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian, to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on January 22, 2007, or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of LeBoeuf, Lamb, Greene & MacRae LLP, 125

W. 55th Street, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file timely and in the manner required such Prospectus pursuant to Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish you with copies thereof; to advise you promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus, the Prospectus or any free writing prospectus or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b) To prepare a final term sheet, in a form attached as Annex I hereto and approved by the Underwriters, and to file such term sheet under the Act by 6:00 A.M. on the date immediately after the date of this Agreement;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(d)(i) Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement, on a reasonable best efforts basis, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request and (ii) from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (x) pursuant to stock-based compensation, incentive or benefit plans and Company employee stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (y) the offering and issuance of convertible senior notes as described in the Time of Sale Prospectus or (z) Stock issued as consideration in acquisitions; provided, that the recipient of such Stock issued as consideration in an acquisition becomes a party to, and such Stock is subject to, the Second Amended and Restated Stockholders Agreement of the Company, dated as of February 13, 2004, by and among the Company, Apollo Investment Fund IV, L.P. and certain of the other stockholders of the Company that are signatories thereto, as amended, (the “Stockholders Agreement”), the Lock-up Agreement by and among the Company and certain of the other stockholders of the Company that are signatories thereto (the “Stockholder Lock-up Agreement”) or such other stockholders agreement of the

Company containing restrictions on the transferability of such Stock that are substantially similar to the provisions contained in the Stockholders Agreement or the Stockholder Lock-up Agreement), without your prior written consent;

(g) During a period of three years from the effective date of the Registration Statement, to the extent not available via Commission’s Electronic Data, Gathering, Analysis and Retrieval System, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h) Upon the reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(i) With respect to any stockholders of the Company who prior to the date hereof have not entered into a 90-day lock-up agreement directly with the Representatives on behalf of the Underwriters, to not waive any restrictions on transfer in the Stockholders Agreement, other than waivers granted in order to sell the Shares pursuant to this Agreement, during the period ending on the 90th day after the Effective Date without the prior written consent of the Representatives on behalf of the Underwriters; and

(j) Any material that the Company is required to file pursuant to Rule 433 under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act.

6. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that:

(a) The Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements thereto, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1) under the Act, if applicable), and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents

(including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel to the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and

(b) Each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel to such Selling Stockholder, (ii) such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (iii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and each Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. Each of the Company and each Selling Stockholder represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, other than one or more term sheets containing customary information, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act. Any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule IV(a) and IV(b) hereto.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) LeBoeuf, Lamb, Greene & MacRae LLP, counsel to the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Exhibit B hereto), dated such Time of Delivery, in a form or forms acceptable to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibits C-1 and C-2 hereto and a written letter, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit C-3 hereto;

(d) Douglas W. Hammond, Executive Vice President and General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit D hereto;

(e) Morrison & Foerster LLP, counsel to the Selling Stockholders, shall have furnished to you their written opinion with respect to the Selling Stockholders, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit E hereto;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PWC shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(g)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus;

(h) On or after the Applicable Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities, if any, by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating, if any, of any of the Company’s debt securities;

(i) On or after the Applicable Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus;

(j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the Company’s officers and directors substantially to the effect set forth in Subsection 1(b)(iv) hereof with respect to such officer or director, in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the

Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b), or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with a single counsel (in addition to local counsel) satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of Section 15 of the Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Attorneys-in-Fact for the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Attorneys-in-Fact for the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you, the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this

Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If for any reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of (i) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and (ii) Banc of America Securities LLC, 40 West 57th Street, New York, New York 10019, Attention: High Grade Transaction Management/Legal; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel to such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls (within the meaning of Section 15 of the Act) the Company, any Selling Stockholder, any Underwriter, or any of the respective partners, directors, officers, employees and agents of the Underwriters or any such controlling person of an Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

19. The Company and each of the Selling Stockholders acknowledge and agree that, in connection with the purchase and sale of the Shares pursuant to this Agreement, (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (ii) and in connection with the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Selling Stockholder, or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Stockholder, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Stockholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

The Company and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

National Financial Partners Corp.

By:	/s/ Mark C. Biderman
Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer

The Selling Stockholders named in Schedule II to this Agreement

By:	/s/ Mark C. Biderman
Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

Accepted as of the date hereof

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Banc of America Securities LLC

By:	/s/ Justin Milberg
Justin Milberg, Managing Director

On behalf of each of the Underwriters

SCHEDULE I(a)

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	665,298	765,050
Banc of America Securities LLC	332,649	382,525
Merrill Lynch, Pierce, Fenner & Smith Incorporated	110,883	127,508

Total	1,108,830	1,275,083

SCHEDULE I(b)

Underwriter	Total Number of Firm Shares to be Purchased from Apollo	Number of Optional Shares to be Purchased from Apollo if Maximum Option Exercised
Goldman, Sachs & Co.	300,011	345,013
Banc of America Securities LLC	150,006	172,507
Merrill Lynch, Pierce, Fenner & Smith Incorporated	50,002	57,502

Total	500,019	575,022

I-1

SCHEDULE II

	Shares Beneficially Owned Before Offering			Shares Being Offered	Shares Beneficially Owned After Offering
Stockholder Name	Number	Percentage			Number	Percentage
Executive Officers and Directors

Jessica M. Bibliowicz	661,248	1.70%		—	661,248	1.77%
Mark C. Biderman	195,782	0.50		—	195,782	0.53
Robert R. Carter	159,967	0.41		—	159,967	0.43
Douglas W. Hammond	55,677	0.14		—	55,677	0.15
Jeffrey A. Montgomery	53,389	0.14		—	53,389	0.14
Stephanie W. Abramson	16,340	0.04		—	16,340	0.04
Arthur S. Ainsberg	23,840	0.06		—	23,840	0.06
Marc E. Becker	—			—	—	—
John A. Elliott	7,607	0.02		—	7,607	0.02
Shari Loessberg	9,840	0.03		—	9,840	0.03
Kenneth C. Mlekush	11,007	0.03		—	11,007	0.03
All executive officers and directors as a group (14 persons)	1,291,540	3.31%		6,153	1,285,387	3.45%

5% Stockholders

Apollo Management IV, L.P.	3,875,037	9.94%		500,019	1,375,018	3.69%
Atticus Capital LP	2,050,300	5.26%		—	2,050,300	5.50%

Other Selling Stockholders

Adam Marc Katz Trust Dtd 10/10/89, Stuart M. Katz, Trustee	2,086		*	1,008	1,078		*
John S. Adams	2,258		*	1,692	566		*
Kimberly L. Adams	1,355		*	381	974		*
Alan L. Kaye 1993 Irrevocable Trust dated 3/12/93	4,000		*	750	3,250		*
Carole and Barry Kaye Foundation	25,000		*	25,000	—		*
David Alexander	20,670		*	6,666	14,004		*
Deborah Dentry Baggett	6,000		*	3,600	2,400		*
M.L. Ballew, III	577		*	226	351		*
Suzanne Butwin Bell	10,000		*	6,000	4,000		*
Timothy R. Bell	7,985		*	1,223	6,762		*
Michael S. Benoit	6,963		*	3,287	3,676		*
Biborosch Family Limited Partners	6,265		*	2,460	3,805		*
Richard F. Biborosch	1,361		*	536	825		*
Robert L. Bingham	10,959		*	2,025	8,934		*
William J. Bingham	8,766		*	3,038	5,728		*
Kevin H. Blood	4,167		*	1,249	2,918		*
Michael Book	25,508		*	7,406	18,102		*

	Shares Beneficially Owned Before Offering			Shares Being Offered	Shares Beneficially Owned After Offering
Stockholder Name	Number	Percentage			Number	Percentage
Brenda Blythe Trust	420,269	1.08		132,419	287,850		*
Kevin Lee Brown	15,384		*	7,626	7,758		*
Richard W. Brown	5,537		*	666	4,871		*
Clinton D. Bucher	1,881		*	1,128	753		*
Dennis P. Buckalew	2,880		*	719	2,161		*
Kevin P. Burke	2,408		*	752	1,656		*
Leslie A. Burke	48,562		*	35,970	12,592		*
Ernesto Duran Cancel	5,361		*	1,722	3,639		*
Caren S. Schneider Trust Dtd 8/19/97, Caren S. Schneider, Trustee	9,400		*	1,667	7,733		*
Gregory Clarke	6,929		*	4,468	2,461		*
Kenneth Larkin Cooper	15,131		*	7,626	7,505		*
Stephen A. Cooper	60,286		*	25,074	35,212		*
Karen Cunningham	8,372		*	2,414	5,958		*
James E. Dayhoff, Jr	15,131		*	7,626	7,505		*
Christiane S. Delessert	10,092		*	1,779	8,313		*
Denver United Methodist Church	3,750		*	3,750	—		*
Adriane M. DiMeo Trust	9,338		*	6,555	2,783		*
Susan Rae Eisenberg	156,712		*	22,348	134,364		*
Elizabeth Meltzer Trust	5,032		*	1,575	3,457		*
V. Raymond Ferrara & Kimbrough F. Ferrara, Tenants by Entireties	30,682		*	8,984	21,698		*
Samuel Froedge	3,688		*	2,378	1,310
Patrick J. Gallagher	15,746		*	5,184	10,562		*
Stephanie M. Gardner	1,459		*	258	1,201		*
Matthew Aaron Garrett	15,412		*	3,082	12,330		*
Steven D. Gettis	2,200		*	844	1,356		*
GMRNFP Investments LLC	71,197		*	28,830	42,367		*
Joe R. Goodwin	14,095		*	9,090	5,005		*
Heidi D. Gorsuch	720		*	240	480		*
Stephanie M. Gardner, Custodian FBO Gabrielle Greenwell	600		*	112	488		*
Mark C. Griffith	1,313		*	524	789		*
James E. Hartfield	42,752		*	6,988	35,764		*
Jeffrey Scott Hartfield	1,905		*	1,355	550		*
Jeffrey Scott Hartfield, Custodian FBO Brandon Lee Hartfield	750		*	600	150		*
Jeffrey Scott Hartfield, Custodian FBO Dakota Carson Hartfield	750		*	600	150		*
Jeffrey Scott Hartfield, Custodian FBO Jeffrey Scott Hartfield, Jr	750		*	600	150		*
Todd S. Healy	19,689		*	6,200	13,489		*
Todd Heckman	1,418		*	914	504		*

S-I-2

	Shares Beneficially Owned Before Offering			Shares Being Offered	Shares Beneficially Owned After Offering
Stockholder Name	Number	Percentage			Number	Percentage
George W. Hester	1,918		*	1,104	814		*
Stephen Hill	12,477		*	3,750	8,727		*
Elliot M. Holtz	51,623		*	6,153	45,470		*
N. Douglas Hostetler	31,153		*	14,994	16,159		*
James Kelly Hudelson	21,783		*	5,341	16,442		*
Jewish Federation of South Palm Beach County	3,000		*	3,000	—		*
Infinity Trust, Harry M. McCabe Trustee	2,019		*	504	1,515		*
John lrvin	29,038		*	7,038	22,000		*
Jacob Burns Film Center	1,100		*	1,100	—		*
Jennifer Meltzer Trust	5,032		*	1,575	3,457		*
Jerome T. Butwin Revocable Trust	34,932		*	14,554	20,378		*
Joel R. Baker Revocable Trust	20,722		*	9,866	10,856		*
Jonathan Katz Trust 2 Dtd 10/1/82, Stuart M.Katz, Trustee	2,086		*	1,008	1,078		*
John Thomas Kraemer & Cim Shami Kraemer Intervivos Trust 1993, John Thomas Kraemer, Trustee	50,853		*	6,673	44,180		*
Jordon R. Katz Revocable Trust, Dtd November 20, 2000, Jordon R. Katz,Trustee	37,956		*	14,722	23,234		*
Alan L. Kaye	64,319		*	11,269	53,050		*
Barry Kaye	247,142		*	159,445	87,697		*
Howard Kaye	148,161		*	22,301	125,860		*
Joseph D. Kelly	15,970		*	2,446	13,524		*
Suzanne G. Kelly	15,970		*	2,446	13,524		*
Steven Kolinsky	18,958		*	3,750	15,208		*
William J. Kring	10,242		*	2,288	7,954		*
Steven H. Kronethal	7,415		*	2,578	4,837		*
Richard R. Kruse	5,670		*	2,700	2,970		*
Lafa ette College	25,000		*	25,000	—		*
Michael J. Lancaster	7,220		*	4,762	2,458		*
John Lanning and Carol Lanning JTWROS	13,709		*	2,378	11,331		*
Gregory K. Large	26,744		*	2,556	24,188		*
Leslie H. Zuckerman Revocable Trust	21,320		*	3,672	17,648		*
Larry Letterio	20,283		*	3,855	16,428		*
Lindsay & Associates Incorporated Employees Profit Sharing Plan, William Lindsay, Trustee	2,728		*	2,180	548		*
Thomas L. Long	17,125		*	3,425	13,700		*
David A. Maschino	26,709		*	9,697	17,012		*
Mike Mathloudakis	1,881		*	1,504	377		*

S-I-3

	Shares Beneficially Owned Before Offering			Shares Being Offered	Shares Beneficially Owned After Offering
Stockholder Name	Number	Percentage			Number	Percentage
Mark Meltzer Trust	4,923		*	1,575	3,348		*
Max Meltzer Trust	4,923		*	1,575	3,348		*
Alan L. Meltzer	180,994		*	39,863	141,131		*
Marvin Meyer	44,224		*	12,709	31,515		*
Michael Zanders IRA, NFS as custodian	7,410		*	3,243	4,167		*
Richard Morley	15,980		*	4,700	11,280		*
Philip Moroneso	8,062		*	1,612	6,450		*
James J. Moynihan	3,762		*	3,608	154		*
Robert E. Muzikowski	8,551		*	1,265	7,286		*
Mark A. Nelson	5,625		*	3,308	2,317		*
Raymond P. Newsom	22,155		*	11,908	10,247		*
Michael R. O’Riordan	37,370		*	9,954	27,416		*
Bryan Ohm	4,068		*	405	3,663		*
Gregory L. Olsen	12,880		*	4,365	8,515		*
Elaine M. Paris	2,400		*	1,000	1,400		*
PCG Foundation	1,200		*	1,200	—		*
Esther S. Pearlstone	4,228		*	2,727	1,501		*
Anthony C. Peyser	20,670		*	6,666	14,004		*
Eric A. Pockross	7,216		*	2,000	5,216		*
Donald Brent Portell	37,323		*	14,928	22,395		*
Donald J. Portell	55,452		*	13,863	41,589		*
Ernharth & Associates, Inc. Profit Sharing Plan Account of Ronald L. Ernharth	6,575		*	5,190	1,385		*
Lorraine Quackenbush	2,000		*	1,600	400		*
Denise Quinn	5,272		*	1,126	4,146		*
Gerald and Kimberly Rappold	2,428		*	1,038	1,390		*
Lawrence B. Raymond Ttee UA Dtd 3/14/82 Lawrence B. Raymond	4,000		*	3,420	580		*
John Daniel Rigby	20,627		*	8,594	12,033		*
Robert Rosen	202,694		*	34,918	167,776		*
Robert and Dale Rosen Charitable Foundation	8,730		*	8,730	—
Robert A. DiMeo Trust Dtd 6/19/96, Robert DiMeo Trustee	8,835		*	4,053	4,782		*
Christopher R. Sampers	380		*	100	280		*
Aviva E. Sapers	4,949		*	871	4,078		*
Glenda Schmidt	10,769		*	593	10,176		*
Karen Schmidt	1,761		*	183	1,578		*
Frank G. Schwartz	2,634		*	564	2,070		*
Judy Siegel	1,415		*	366	1,049		*
Howard Silverman	17,505		*	2,518	14,987		*
John D. Smith	45,019		*	27,316	17,703		*

S-I-4

	Shares Beneficially Owned Before Offering			Shares Being Offered	Shares Beneficially Owned After Offering
Stockholder Name	Number	Percentage			Number	Percentage
Jeffrey Solodkin & Erica Solodkin, Tenants by the Entirety	32,582		*	5,920	26,662		*
Jacqueline Stirling	8,933		*	2,575	6,358		*
Stanley l. Strouch	659		*	400	259		*
Peter A. Sturrock	430		*	172	258		*
Ike J. Talbot	1,076		*	746	330
Jeffrey S. Tate	7,224		*	479	6,745		*
Thomas L. Taylor	8,933		*	2,575	6,358		*
Kara Thompson & Marty Thompson, Joint Tenants	155		*	100	55		*
Steven P. Thompson	3,848		*	1,436	2,412		*
AlgotThorell	3,458		*	1,015	2,443		*
Randy Thurman	6,628		*	3,636	2,992		*
Thomas Creagher Turner	397		*	118	279		*
Richard J. Valentine	209,042		*	103,565	105,477		*
Walter H. Van Buren	3,160		*	1,031	2,129		*
Kenneth W. Vander Hart	3,751		*	2,205	1,546		*
Edward L. Wallack	2,389		*	1,045	1,344		*
Richard Wezner	15,501		*	10,000	5,501		*
Patrick S. Williams	20,086		*	6,019	14,067		*
William A. Schneider Trust Dtd 8/19/97	13,963		*	2,242	11,721		*
Howard Winitsky	22,671		*	6,818	15,853		*
Larry Winsten	26,167		*	4,334	21,833		*
Lisa Winsten	3,557		*	623	2,934		*
Robert L. Winter	12,814		*	1,624	11,190		*
Bernard Wolfe	9,517		*	3,185	6,332		*
Bonnie L. Zagula	1,700		*	1,347	353		*
Mathew E. Zagula & Stephanie Zagula, Joint Tenants	1,094		*	898	196		*
Combined Jewish Philanthropies of Greater Boston	1,916		*	1,916	—		*

These Selling Stockholders are represented by Morrison & Foerster LLP and have appointed Jessica M. Bibliowicz, Mark C. Biderman and Douglas W. Hammond, and each of them, as the Attorneys-in-Fact for such Selling Stockholders

S-I-5

SCHEDULE III

List of Subsidiaries (as defined in Section 1(a)(v))

NFP Insurance Services, Inc.

NFP Securities, Inc.

Massachusetts Business Association, L.L.C.

SCHEDULE IV(a)

The Term Sheet attached to this Agreement as Annex I

SCHEDULE IV(b)

Issuer Free Writing Prospectus filed with the Commission on January 16, 2007; and Electronic Roadshow Presentation as filed on netroadshow.com

Exhibit B

[Opinion of LeBoeuf, Lamb, Greene & MacRae LLP]

B-1

Exhibit C-1

[Opinion of Skadden, Arps, Slate, Meagher & Flom LLP]

Exhibit C-2

[Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP]

Exhibit C-3

[Negative Assurance Letter of Skadden, Arps, Slate, Meagher & Flom LLP]

Exhibit D

[Opinion of Douglas W. Hammond]

D-1

Exhibit E

[Opinion of Morrison & Foerster LLP]

E-1

ANNEX I

Term Sheet to

Preliminary Prospectus Supplement

Registration Statement No. 333-134915

Dated January 17, 2007

Rule 433

FINAL PRICING TERMS

The issuer	National Financial Partners Corp. (NYSE: NFP).

Securities offered	1,608,849 shares of common stock of the issuer, par value $0.10 per share, to be sold by certain stockholders of the issuer.

Over-allotment option	241,256 shares.

Price to public	$46.35 per share.

Trade date	January 17, 2007.

Settlement date	January 22, 2007.

Joint book-running managers	Goldman, Sachs & Co. and Banc of America Securities LLC.

Joint lead manager	Merrill Lynch & Co.

Concurrent offering of convertible senior notes

Concurrently with this offering, the issuer offered $200,000,000 aggregate principal amount of convertible senior notes due 2012 (plus an option to purchase up to an additional $30,000,000 aggregate principal amount to cover overallotments). The notes are convertible into common stock at a conversion rate of 17.9791 shares of common stock per $1,000 principal amount of notes, subject to adjustment.

The issuer intends to apply the net proceeds from the concurrent offering to the following uses:

(i) approximately $19.0 million (and additional proceeds if the if the underwriters exercise their over-allotment option in full) to pay the net cost of the convertible note hedge and warrant transactions;

(ii) Approximately $92.7 million to repurchase 2,000,000 shares (or $106.6 million to repurchase 2,300,000 shares if the underwriters exercise their option to purchase additional shares in full in this offering) of the issuer’s common stock from Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. in the privately negotiated transaction described under the caption “Summary—Concurrent Transactions” of the prospectus supplement; and

(iii) the repayment of a portion of outstanding amounts of principal and interest under its revolving credit facility.

The consummation of this offering is not conditioned upon the consummation of the concurrent offering of the notes and vice versa.

Purchase of Convertible Note Hedge and Sale of Warrant	In connection with the offering of the notes, the issuer intends to enter into a convertible note hedge transaction with respect to the issuer’s common stock with one or more of the underwriters (and/or one or more of its/their affiliates) (the “counterparty”). The convertible note hedge transaction will cover, subject to customary anti-dilution adjustments, approximately 3.6 million shares of the issuer’s common stock. Concurrently with entering into the convertible note hedge transaction, the issuer also intends to enter into a warrant transaction whereby the issuer will sell to the counterparty warrants to acquire, subject to customary anti-dilution adjustments, approximately 3.6 million shares of the issuer’s common stock. If the underwriters exercise their over-allotment option to purchase additional notes, the issuer expects to use a portion of the net proceeds from the sale of the additional notes to enter into an additional convertible note hedge transaction. In such event, the issuer would also expect to enter into an additional warrant transaction.

The issuer has filed a registration statement (including a prospectus, dated June 9, 2006, and a preliminary prospectus supplement, dated January 16, 2007) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from Goldman, Sachs & Co., Attn: Prospectus Dept., 85 Broad Street, New York, NY 10004 , Fax: 212-902-9316 or email at prospectus-ny@ny.email.gs.com or Banc of America Securities LLC toll-free at 1-800-294-1322 (or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com).

ANNEX I(a)

Comfort Letter

ANNEX I(b)

Draft of Bring-Down Comfort Letter